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                                                                   EXHIBIT 10.30

 EXTENSION, MODIFICATION AND RATIFICATION OF LEASE

     This Extension, Modification and Ratification of Lease Agreement ("Agreement") effective the 1st day of January 2000, is between WOODLANDS OFFICE EQUITIES-'95 LIMITED ("Lessor"), a Texas limited partnership, successor in title to THE WOODLANDS CORPORATION, and CHAMPION COMMUNICATION SERVICES, INC. ("Lessee"), a Texas corporation, for and in consideration of $1.00, and other good and valuable consideration.

                                  WITNESSETH:

     1. Lessor and Lessee hereby confirm and ratify (as modified below) all of the terms, conditions and covenants in that certain Lease Agreement ("Lease") between the parties dated November 10, 1994; and modified by MODIFICATION AND RATIFICATION OF LEASE dated April 4, 1995; modified by MODIFICATION AND RATIFICATION OF LEASE dated July 24, 1995; and modified by MODIFICATION AND RATIFICATION OF LEASE dated May 1, 1996, under which Lessee has leased from Lessor approximately 5,550 square feet of net rentable area in that building located at 1610 Woodstead Court, Suite 330, The Woodlands, Montgomery County, Texas ("Building").

     2. Lessor and Lessee agree that the Term of the Lease shall be extended for thirty-six (36) months, changing the expiration date from December 31, 1999, to December 31, 2002.

     3. Lessor and Lessee agree that beginning January 1, 2000, the area of the Premises shall be decreased by 812 square feet of net rentable area ("Reduction Area"), which Reduction Area is outlined on attached Exhibit "A", changing the size of the Premises to 4,738 square feet of net rentable area.

     4. Lessor and Lessee agree that beginning January 1, 2000, through December 31, 2002, the Base Rent, as set out in Section 5 of the Lease, shall be $6,933.98 per month.

     5. Lessee, contemporaneously with the execution of the Agreement, has deposited with Lessor the sum of $2,765.31 as additional Security Deposit, which brings the total Security Deposit held by Lessor subject to the terms of
Section 4 of the Lease to $6,933.98.

     6. Lessor agrees to provide $29,226.17 ("Allowance") toward the costs of space improvements for the Premises. Lessee must arrange to move the furniture in the Premises to facilitate the space improvements at its sole cost and expense. If the total cost of the space improvements, including the costs of repairing doors or walls damaged in the moving of the furniture should exceed $29,226.17, Lessee agrees to pay the overage amount to Lessor within 15 days of receipt of an invoice therefor. The Allowance must be utilized within six (6) months from the date of this Agreement.


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     7.  The first sentence in Section 6, Additional Rent, of the Lease, is deleted in its entirety and the following sentence is inserted in its stead:

     "Lessor agrees to pay all Operating Expenses (as defined in Section 7 below) up to a maximum amount of $6.50 per year for each square foot of rentable floor area in the Building (the "Operating Cost Allowance")."

     8. Lessor and Lessee agree that Section 10, Subsection H of the Lease, Nuisance, shall be revised to add the following sentence immediately following the first sentence in this Subsection: "Smoking is expressly prohibited in the Premises and in the common areas of the Building."

     9.  Lessor and Lessee agree that the following paragraph shall be added to
Section 24, Assignment by Lessee, as the last paragraph thereof:

     "Notwithstanding anything contained herein to the contrary, Lessor shall not be obligated to entertain or consider any request by lessee to consent to any proposed assignment of the Lease or sublease of all or any part of the Premises unless each request by Lessee is accompanied by a nonrefundable fee payable to Lessor in the amount of $300.00 to cover Lessor's administrative, legal, and other costs and expenses incurred in processing each of Lessee's requests. Neither Lessee's payment nor Lessor's acceptance of the foregoing fee shall be construed to impose any obligation whatsoever upon Lessor to consent to Lessee's request".

     10. As long as Lessee is not in default in the performance of its covenants under the Lease, Lessee is hereby granted the option to renew the Lease Term for one (1) period of three (3) additional years ("Renewal Term"), to commence January 1, 2003. Lessee shall exercise the option to renew by delivering written notice of such election to Lessor at least four (4) months prior to the expiration of the Term of the Lease. The renewal of the Lease shall be upon the same terms and conditions of the Lease, except (a) the Base Rent during the Renewal Term shall be the prevailing market Base Rent rate (similarly defined) for similar space in the Building at the time the Renewal Term commences, but in no event less than the Base Rent that Lessee is then paying, (b) Lessee shall have no option to renew the Lease beyond the Renewal Term set out above, (c) Lessee shall not have the right to assign its renewal rights to any sublessee of the Premises or assignee of the Lease, (d) the leasehold improvements will be provided in their then existing condition (on an "as is" basis) at the time the Renewal Term commences; and (e) the "Term" as defined in the Lease, shall include any Renewal Term that has been duly exercised by Lessee.

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     The parties hereto have executed this Agreement in multiple counterparts, each of which shall constitute and original, but collectively shall constitute only one document. Notwithstanding anything contained herein to the contrary, the terms of this Agreement shall not be binding on Lessor until it has been signed by Lessor and a fully executed copy is delivered to Lessee.


                           LESSOR:

                           WOODLANDS OFFICE EQUITIES-'95
                           LIMITED a Texas limited partnership,

                           By:  The Woodlands Commercial Properties
                                Company, L.P., a Texas limited partnership
                                Its General Partner

                                By:  The Woodlands Operating Company, L.P.,
                                     a Texas limited partnership,
                                     its Authorized Agent


                                     By:  /s/ ERIC H. WOJNER
                                         -------------------------------------
                                         Name:  Eric H. Wojner
                                         Title: Vice President-Commercial
                                                Division


                           LESSEE:

                           CHAMPION COMMUNICATION SERVICES, INC.
                           a Texas corporation


                           By:  /s/ ALBERT F. RICHMOND
                                ----------------------------
                                Name:  Albert F. Richmond
                                Title: CEO